Exhibit 99.1

Amaze Reports Third Quarter 2025 Financial Results with 1,884% Year-Over-Year Revenue Growth

Company Expects Continued, Sequential Topline Growth as well as Profitability in Q1 2026

NEWPORT BEACH, CA – November 14, 2025 – Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today reported financial results for the third quarter ended September 30, 2025.

Recent Operational Highlights

●    Acquired all of the assets of The Food Channel, a prominent digital platform dedicated to culinary content and inspiration, to strengthen Amaze’s culinary creator network.

●    Unveiled Amaze Moments, an advanced AI engine designed to help creators and brands identify and act on spikes in traffic, fan engagement, and cultural relevance.

●    Integrated with Dubit.io, one of the leading metaverse and gaming studios behind some of the world’s most engaging virtual experiences, including Roblox and Fortnite, to develop and launch Amaze-connected 3D storefronts across popular gaming environments.

●    Powered storefront and utilized Amaze Moments AI engine for Perez Hilton, one of the first and most recognized digital influencers across YouTube, X, and Instagram.

●    Launched a store for Mystic7, a prominent gaming influencer with more than 3 million followers across YouTube, X, and TikTok.

●    Reduced direct and contracted labor costs by approximately $215,000 per month beginning in December, driven by the expansion of the Company’s AI initiative across operations.

Management Commentary

“In the third quarter, we continued to lay the groundwork for Amaze’s long-term success, highlighted by our launch of Amaze Moments and recent acquisition of The Food Channel,” said Aaron Day, CEO of Amaze. “Interest in Amaze Moments has been tremendous so far. Many of our creators, including the trailblazing digital influencer Perez Hilton, are already leveraging our new advanced AI engine to remain ahead of the curve and capitalize on fast-moving trends driving today’s markets. Additionally, with The Food Channel now part of the Amaze platform, we’ve seen an incredible response from brands, product companies, media companies, and food creators alike. In the coming weeks, we will be partnering with many of today’s leading culinary creators, expanding our reach beyond our already-strong presence across the entertainment, lifestyle, music, and gaming industries.

“Financially, we generated $1.25 million in net revenue this quarter, a strong 44% sequential increase despite being in our seasonally slowest period. Over the last few weeks, we’ve also taken material steps to streamline our business, including making enhancements to the efficiency of our technology platform, consolidating elements of our supply chain, and removing costs in other non-core areas. Looking ahead, our approach will continue to be focused on a balance of growth and profitability. As we head into peak holiday shopping season, we’re expecting to see a healthy ramp in GMV and net revenue, which should substantially flow through to our bottom line.”

Key Performance Indicators (KPIs)

Unless stated otherwise, the time range for the calculation of the below metrics is defined as July 1, 2025 to September 30, 2025.

●       Gross Merchandise Value (GMV): $2.7 million

o	Definition: Item cash receipt + tax + shipping within the defined time range
o	Rationale: Amaze uses this metric to track order volumes across its platform, helping to see how new product launches and other initiatives are performing.

●       Average Order Value (AOV): $50.20 (YTD 2025)

o	Definition: GMV/quantity of orders within the defined time range
o	Rationale: Amaze uses this metric to follow and compare macro trends over time.

●       U.S. Conversion Rate: .33% of all traffic

o	Definition: Total orders/total store visits within the defined time range
o	Rationale: Amaze uses this metric to monitor the success of fan traffic as well as to inform the modeling of its distribution verticals.

●       Creator Lifetime Value (LTV): $200.00

o	Definition: LTV estimates the total profit Amaze can expect to make from a single creator over the entire duration of the relationship. It is a forward-looking measure that considers all potential launches and is calculated based on the average GMV for the creators that signed up in a particular month.
o	Rationale: Amaze uses this metric to track the success of its creators as a combined group and to identify trends within verticals that inform future investments toward the Company’s highest performing integration partners.

●       Total Active Creators with Stores: 12.2 million

o	Definition: Total number of creators who have created an account with Amaze
o	Rationale: Amaze uses this metric to compare the total number of live (online) stores with total number of active stores (those with at least one product launch in the past 90 days), which informs micro trends in its ideal customer profile (ICP).

●       Total Number of Active Visitors: Over 350 million

o	Definition: All time number of visitors who have interacted with a creator’s store
o	Rationale: Amaze uses this metric for various applications, including its Moments AI tool. Increased active visitors create a richer data set to inform the Company’s language models and underscore the overall reach of the platform.

Third Quarter 2025 Financial Results

Results compare the third quarter ended September 30, 2025 (“Q3 2025”) to the third quarter ended September 30, 2024 (“Q3 2024”) unless otherwise indicated. Results from Q3 2024 represent only Fresh Vine Wine, Inc. results.

●    Total net revenue increased 1,884% to $1.25 million in Q3 2025 from $0.06 million in the same year-ago period. The increase in net contribution revenue was mostly attributable to the addition of sales from Amaze as the Company closed the acquisition during the first quarter of 2025.

●    Gross profit increased 668% to $1.17 million in Q3 2025 from $0.15 million in the same year-ago period. The increase in gross profit was primarily due to the operating leverage of the Amaze platform, which enables high-margin digital and physical sales with lower incremental cost compared to traditional wholesale models.

●    Net loss was $5.15 million, or $(0.85) per share, in Q3 2025 compared to net loss of $0.32 million, or $(0.45) per share, in the same year-ago period. The increase in net loss was largely driven by a $4.3 million increase in SG&A expenses that primarily reflect operating costs tied to Amaze’s creator-focused business model. These include personnel expenses, legal and professional fees related to the reverse merger, and marketing costs to drive platform growth. The Company also incurred several one-time expenses in the third quarter related to the merged business transition on June 12, 2025.

●    The Company had $0.30 million in cash at September 30, 2025, compared to $0.16 million at December 31, 2024. Subsequent to quarter-end, the Company raised $9.2 million in gross cash proceeds, primarily through its at-the-market program and equity line of credit.

Outlook

Amaze management expects to build on the momentum from its third quarter results, driving continued growth in both revenue and profitability. The Company anticipates net revenue to rise sequentially in the fourth quarter. Supported by these top-line gains and further operational efficiencies, Amaze expects to achieve near-profitability in Q4 2025 and GAAP profitability in Q1 2026, reflecting the seasonal strength in sales and operational improvements of the business.

Amaze’s Q4 2025 and Q1 2026 financial outlook is based on a number of assumptions that are subject to change, many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

Available Information

We periodically provide other information for investors on our corporate website, https://www.amaze.co, and our investor relations website, https://ir.amaze.co. This includes press releases and other information about financial performance, information on corporate governance, and details related to our annual meeting of stockholders. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts.

About Amaze

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about our Q3 2025 and Q4 2025/Q1 2026 financial outlook, strategies, initiatives, growth, revenues, expenditures, the size of our market, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “outlook,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.